EXHIBIT 99.1
NEWS RELEASE

                 TEMTEX INDUSTRIES, INC. ANNOUNCES INTENTION TO
                         SELL ASSETS TO CFM CORPORATION

RIVERSIDE, CALIFORNIA (SEPTEMBER 24, 2003) - Temtex Industries, Inc. (Pink
Sheets: TMTX) ("Temtex") today announced that CFM Corporation (TSX: T.CFM) ("CFM") was the successful bidder to purchase substantially all of the assets of Temtex, including certain of the assets of its subsidiaries, Temco Fireplace Products Inc., a Texas corporation, and Temcomex S.A. de C.V., a Mexican corporation, in an auction administered on September 22, 2003, by the United Stated Bankruptcy Court, Central Division of California, Riverside Division (the "Bankruptcy Court"). Subject to certain contingencies, including the completion of due diligence, the execution of a definitive asset purchase agreement, and the approval of the transaction by the Bankruptcy Court, the asset purchase will close on October 3, 2003.

CFM submitted a bid of Seven Million Dollars ($7,000,000), which was approved by the Bankruptcy Court. Assuming the approved transaction closes at the agreed purchase price, Temtex believes that the proceeds from the transaction will be insufficient to fully satisfy its outstanding creditor claims, and, as such, Temtex believes that its outstanding stock is without value.

About CFM Corporation
---------------------
CFM Corporation is a leading vertically integrated manufacturer of home products and related accessories in North America and the United Kingdom. CFM designs, develops, manufacturers and distributes a line of hearth and space heating products, barbecue and outdoor products, and water and air purification products. CFM is headquartered in Mississauga, Ontario, Canada. The common stock of CFM is traded on the Toronto Stock Exchange under the symbol "CFM".

About the Company
-----------------
Temtex Industries, Inc., is a leading manufacturer and distributor of zero-clearance metal fireplace products and gas fireplace equipment, including vent-free gas logs. Its products are marketed to residential homeowners and home remodeling contractors. Temtex Industries is headquartered in Riverside, California, and its manufacturing facilities are located in Manchester, Tennessee and Mexicali, Mexico. The common stock of Temtex Industries, Inc. is traded on the OTC Bulletin Board under the symbol "TMTX". Investor relations information is available on the Temtex Industries web site at http://www.temcofireplaces.com.

Forward Looking Statements
--------------------------
This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the Company's possible or assumed future operations, including, without limitation, statements about the Company's ability to sell its assets. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate" or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual results, which could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the Company's ability to sell assets as a going concern; uncertainty regarding ultimate court approval of the Company's asset sale to CFM; issues related to CFM's ability to purchase the assets; the Company's problems of operating with a history of losses and an accumulated deficit; potential liquidity problems since historically the Company has not been able to generate positive cash flow; the Company's requirement for additional capital and the likelihood that it may not be secured; the ability of the Company to maintain trade credit and contracts that are important to its operations; risks associated with collections on the Company's receivables; various other factors beyond the Company's control; and other risks detailed in

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the Company's periodic report filings with the Securities and Exchange
Commission. All future written and oral forward-looking statements made by the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. For a more detailed discussion of risk factors, see the Company's most recent documents filed with the Securities and Exchange Commission.